The Titan Corporation
and its subsidiaries
As of March 24, 2003
	Name	Subsidiary of:	Domicile
1	ACS Technologies, Inc.	The Titan Corporation	Virginia
2	Atlantic Aerospace Electronics Corporation	The Titan Corporation	Delaware
3	AverCom Corporation	The Titan Corporation	Delaware
4	BTG Systems Engineering, Inc.	BTG, Inc.	Virginia
5	BTG Technology Resources, Inc.	BTG, Inc.	Florida
6	BTG Technology Systems, Inc.	BTG, Inc.	Virginia
7	BTG, Inc.	The Titan Corporation	Virginia
8	C&N Enterprises, Inc.	The Titan Corporation	Virginia
9	Calfornia Tube Laboratories, Inc.	Jaycor, Inc.	California
10	Cayenta Canada Inc.	Cayenta, Inc.	Canada
11	Cayenta eUtility Solutions – eMunicipal Solutions, Inc.	Cayenta Canada, Inc.	Nevada
12	Cayenta Operating, LLC	Cayenta, Inc.	Delaware
13	Cayenta, Inc.	The Titan Corporation	Delaware
14	Concept Automation, Inc. of America	BTG Technology Resources, Inc.	Virginia
15	Datacentric Automation Corporation	The Titan Corporation	Delaware
16	Datron/Trans World Communications International Ltd.	The Titan Corporation	US VI
17	DBA Systems, Inc.	The Titan Corporation	Florida
18	DBA Systems, Delaware, Inc.	DBA Systems, Inc.	Delaware
19	Delfin Systems	The Titan Corporation	California
20	Delta Construction Management, Inc.	BTG, Inc.	Virginia
21	GlobalNet, Inc.	The Titan Corporation	Nevada
22	GlobalNet, International, Inc.	GlobalNet, Inc.	Delaware
23	Horizons Technology International. Ltd.	The Titan Corporation	Barbados
24	Horizons Services Company	The Titan Corporation	Delaware
25	Intermetrics International, Inc.	The Titan Corporation	Massachusetts
26	Intermetrics Securities, Inc.	The Titan Corporation	Massachusetts
27	International Systems, LLC	C&N Enterprises, Inc. Midnight Oil Services, Inc. & R.W. Consultants, Inc.	California
28	Jaycor, Inc.	The Titan Corporation	California
29	LinCom Corporation	The Titan Corporation	California
30	LinCom Wireless, Inc.	LinCom Corporation	Delaware
31	Linkabit Corporation	The Titan Corporation	California
32	Linkabit Wireless Limited	Linkabit Wireless, Inc.	Cayman Islands
33	Linkabit Wireless, LLC	The Titan Corporation	Delaware
34	Microlithics Corporation	VisiCom Laboratories, Inc.	Colorado
35	Midnight Oil Services, Inc.	The Titan Corporation	California
36	MJR Associates, Inc.	The Titan Corporation	Delaware
37	Nations, Inc.	BTG, Inc.	New Jersey
38	Procom Services, Inc.	Jaycor, Inc.	California
39	Program Support Associates, Inc.	The Titan Corporation	Virginia
40	Pulse Engineering, Inc.	The Titan Corporation	Maryland
41	Pulse Sciences, Inc.	The Titan Corporation	California
42	Research Planning, Inc.	BTG, Inc.	Virginia
43	R.W. Consultants, Inc.	The Titan Corporation	California
44	SenCom Corporation	The Titan Corporation	Massachusetts
45	SFG Technologies International, Ltd.	Cayenta Canada Inc.	Nevada
46	STAC, Inc.	BTG, Inc.	Virginia
47	Titan Africa, Inc.	Titan Wireless, Inc.	Delaware
48	Titan Scan Technologies Corporation	The Titan Corporation	Delaware
49	Titan Systems Solutions UK Ltd.	VisiCom Laboratories, Inc.	United Kingdom
50	Titan Vigil, Inc.	The Titan Corporation	Delaware
51	Titan Wireless Afripa Holdings, Inc.	Titan Wireless, Inc.	Delaware
52	Titan Wireless, Inc.	The Titan Corporation	Delaware
53	Tomotherapeutics, Inc.	The Titan Corporation	Delaware
54	Unidyne, LLC	The Titan Corporation	Delaware
55	UniVision Technologies, Inc.	VisiCom Laboratories, Inc.	Illinois
56	VisiCom Laboratories, Inc.	The Titan Corporation	Delaware